Exhibit 10.20
ABM INDUSTRIES INCORPORATED
STATEMENT OF TERMS AND CONDITIONS APPLICABLE TO AWARDS
GRANTED TO EMPLOYEES
PURSUANT TO THE 2021 EQUITY AND INCENTIVE COMPENSATION PLAN
I.INTRODUCTION
The following terms and conditions shall apply to each Award granted under the UK Sub-Plan to the Plan to an Employee eligible to participate in the Plan, except as may otherwise be determined by the Administrator, as provided herein. This Statement of Terms and Conditions is subject to the terms of the Plan, as modified by the UK Sub-Plan, and of any Award made pursuant to the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, as modified by the UK Sub-Plan, the Plan shall govern.
II.DEFINITIONS
Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan. When capitalized in this Statement of Terms and Conditions, the following additional terms shall have the meaning set forth below:
A.“Administrator” means the Board or the committee of the Board appointed to administer the Plan, or a delegate of the Board as provided for in the Plan.
B.“Appreciation Right Period” means the period commencing on the Date of Grant of an Appreciation Right and, except as otherwise provided in Section V. E, ending on the Termination Date.
C.“Award” means any award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units or Other Awards under the Plan.
D.“Beneficiary” means the individual identified by the Participant to whom distribution shall be made of any Award outstanding at the time of the Participant’s death.
E.“Cause” shall have the meaning ascribed to such term under any employment agreement between the Participant and the Company and, absent any such definition, means, with respect to a Participant:
i.serious misconduct, dishonesty, disloyalty or insubordination;
ii.the Participant’s conviction (or entry of a plea bargain admitting criminal guilt) of any felony or misdemeanor involving moral turpitude;
iii.drug or alcohol abuse that has a material or potentially material effect on the Company’s reputation and/or the performance of the Participant’s duties and responsibilities under the Participant’s employment agreement;
iv.failure to substantially perform the Participant’s duties or responsibilities under the Participant’s employment agreement for reasons other than death or disability;

v.repeated inattention to duty for reasons other than death or disability; or
vi.any other material breach of the Participant’s employment agreement or Company Code of Business Conduct by the Participant.
F.“Disability” and “Disabled” means, unless otherwise set forth in an Evidence of Award, and subject to and in compliance with the requirements of applicable law, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
G.“Employee” means an individual employed by the Company or an Affiliate (within the meaning of Code Section 3401 and the regulations thereunder).
H.“Excess Equity Award” means the positive difference, if any, between the value of the Award paid to an Executive Officer and the Award that would have been paid to such Executive Officer had the amount of the Award been calculated based on the Company’s financial statements as restated.
I.“Excess Parachute Payment” means a payment that creates an obligation for a Participant to pay excise taxes under Code Section 280G or any successor provision thereto.
J.“Executive Officer” means any person who is an officer of the Company for purposes of Section 16 of the Exchange Act.
K.“Independent Committee” means any committee consisting of independent Directors designated by the independent members of the Board.
L.“Option Period” means the period commencing on the Date of Grant of Option Rights and, except as otherwise provided in Section IV. E, ending on the Termination Date.
M.“Option Proceeds” means, with respect to any sale or other disposition of Shares issued or issuable upon the exercise of an Option Right, an amount determined appropriate by the independent members of the Board or the Independent Committee, in its sole judgment, to reflect the effect of a restatement of the Company’s financial statements on the Company’s stock price, up to an amount equal to the number of Shares sold or disposed of, multiplied by a number equal to the difference between (x) the Market Value per Share at the time of sale or disposition multiplied by the number of Shares underlying the Award and (y) the Exercise Price.
N.“Retirement” means the termination of an Employee’s employment by retirement within applicable law.
O.“Share” means one share of Common Stock, as may be adjusted from as a result of a recapitalization.
P.“Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

Q.“Termination Date” means the date that Option Rights expire as set forth in the Evidence of Award.
III.MINIMUM VESTING REQUIREMENT
A.Awards granted under the Plan to Participants shall either be subject to a minimum vesting or minimum performance period, in the case of Performance Shares and Performance Units, of one year. Notwithstanding the foregoing, (i) the Committee may authorize acceleration of vesting of such awards in the event of the Participant’s death, Disability, termination of employment or service or the occurrence of a Change in Control, (ii) the Committee may grant awards without the above-described minimum requirements with respect to awards covering up to 5% of the aggregate number of shares authorized for issuance under the Plan, and (iii) with respect to awards granted to non-employee Directors, the vesting of such awards will be deemed to satisfy the minimum vesting requirement to the extent that the awards vest based on the approximate one-year period beginning on each regular annual meeting of the Company’s stockholders and ending on the date of the next regular annual meeting of the Company’s stockholders (in no case will the minimum vesting requirement be less than 50 weeks).
IV.OPTION RIGHTS
A.Option Notice and Evidence of Award. Option Rights granted under the Plan shall be evidenced by an Evidence of Award setting forth the terms and conditions of the Option Rights, including whether the Option Rights are Incentive Stock Option Rights or nonqualified Option Rights and the number of Shares subject to the Option Rights. Each Evidence of Award shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan, except as may otherwise be determined by the Administrator.
B.Exercise Price. The Exercise Price of the Option Rights, as specified in the Evidence of Award, shall be equal to or greater than the Market Value per Share of the Shares underlying the Option Rights on the Date of Grant.
C.Option Period. Option Rights shall be exercisable only during the applicable Option Period, and during such Option Period the exercisability of the Option Rights shall be subject to the vesting provisions of Section IV. D as modified by the rules set forth in Sections III, IV. E, VII, VIII and IX. The Option Period shall be not more than ten years from the Date of Grant.
D.Vesting of Right to Exercise Option Rights.
1.Except as provided in the last sentence of this Section IV. D. 1 and in Sections VI, VII, VIII and IX, Option Rights shall be exercisable during the Option Period in accordance with the following vesting schedule: (i) 25% of the Shares subject to the Option Rights shall vest on the first anniversary of the Date of Grant; (ii) an additional 25% of the Shares shall vest on the second anniversary of the Date of Grant; (iii) an additional 25% of the Shares shall vest on the third anniversary of the Date of Grant; and (iv) the remaining 25% of the Shares subject to the Option Rights shall vest on the fourth anniversary of the Date of Grant. Notwithstanding the foregoing, the Administrator may specify a different vesting schedule.

2.Any vested portion of an award of Option Rights not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Sections IV. E, VII, VIII, and IX. No Option Right may be exercised for less than 5% of the total number of Shares then available for exercise under such Option Rights. In no event shall the Company be required to issue fractional shares.
E.Termination of Employment. In addition to the terms set forth in the Plan with respect to termination of employment:
1.Except as provided in the last sentence of this Section IV. E. 1, if, during the Option Period, a Participant ceases to be a bona fide employee of the Company or an Affiliate due to his or her Retirement that occurs at least one year following the Date of Grant, or due to his or her Disability or death, then in addition to any Shares vested under the Evidence of Award prior to the date of such Retirement, Disability or death, the Option Rights shall vest in the number of Shares equal to 25% of the number of Shares originally subject to the Option Rights, multiplied by the number of whole months between the most recent anniversary date of the Option Rights grant and the date of such Retirement, Disability or death, and divided by 12. Notwithstanding the foregoing, the Administrator may specify a different provision regarding vesting upon termination of employment due to Retirement, Disability or death, or any other reason, subject to the terms of the Plan.
2.If a Participant who ceases to be a bona fide employee of the Company or an Affiliate is subsequently rehired prior to the expiration of his or her Option Rights, then the Option Rights shall continue to remain outstanding until such time as the Participant subsequently terminates employment or the Option Rights otherwise terminate pursuant to this Statement of Terms and Conditions. Upon the Participant’s subsequent termination of employment, the post-termination exercise period calculated pursuant to the terms and conditions of this Section IV. E shall be reduced by the number of days between the date of the Participant’s initial termination of employment and his or her rehire date; provided, however, that if the rehired Participant continues to be employed by the Company or an Affiliate for at least one year from his or her rehire date, then the post-termination exercise period for the Option Rights shall be determined in accordance with the Plan and shall not be adjusted as described above.
3.In the event that a Participant who is an Employee ceases to be employed by the Company or any of its Affiliates for any reason, such Participant shall have the right (subject to the limitation that no Option Right may be exercised after its stated expiration date) to exercise the Option Rights, to the extent that, at the date of termination of employment, the Option Rights had vested pursuant to the terms of the Evidence of Award with respect to which such Option Rights were granted and had not previously been exercised, either: (i) within four months after such termination of employment; or (ii) in the case of Retirement or death within one year after the date thereof; or (iii) in the case of Disability, within one year from the date the Committee or its delegate determines that the Participant is Disabled; or (iv) on such other terms established by the Committee in the Evidence of Award or otherwise prior to termination.
F.Method of Exercise. A Participant may exercise Option Rights with respect to all or any part of the exercisable Shares as follows:
1.By giving the Company, or its authorized representative designated for this purpose, written notice of such exercise specifying the number of Shares as to which the Option Rights are so exercised. Such notice shall be accompanied by an amount equal to the Exercise Price of such Shares, in the form of any one or combination of the following:
a.cash or certified check, bank draft, postal or express money order in lawful money of the United States;
b.personal check of the Participant;
c.a “net exercise” pursuant to which the Company will not require a payment of the Exercise Price from the Participant but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares such that the Market Value per Share multiplied by the number of Shares does not exceed the aggregate Exercise Price. With respect to any remaining balance of the aggregate Exercise Price, the Company shall accept payment in a form identified in (a) or (b) of this section;
d.by tendering to the Company or its authorized representative Shares having a Market Value per Share, as determined by the Company, such that the aggregate value of the shares is equal to the Exercise Price. In the event a Participant tenders Shares to pay the Exercise Price, tender of Shares acquired through exercise of an Incentive Stock Option may result in unfavorable income tax consequences unless such Shares are held for at least two years from the Date of Grant of the Incentive Stock Option and one year from the date of exercise of the Incentive Stock Option;
e.delivery (including by facsimile or email transmission) to the Company or its authorized representative of an executed irrevocable option exercise form together with irrevocable instructions to an approved registered investment broker to sell Shares in an amount sufficient to pay the Exercise Price plus any minimal applicable withholding taxes and to transfer the proceeds of such sale to the Company; and
2.If required by the Company, by giving satisfactory assurance in writing, signed by the Participant, the Participant shall give his or her assurance that the Shares subject to the Option Rights are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to (i) any sale of the Shares by such Participant made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended (the “Securities Act”), and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of the Shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.
G.Limitations on Transfer. Option Rights shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than as set forth in the Plan. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of Option Rights or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option Rights by notice to the Participant and the Option Rights shall thereupon become null and void.
H.No Stockholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a stockholder with respect to the Shares subject to Option Rights except to the extent that such Option Rights have been exercised.
V.APPRECIATION RIGHTS
A.Evidence of Award. A grant of Appreciation Rights granted under the Plan shall be evidenced by an Evidence of Award to be executed by the Participant and the Company setting forth the terms and conditions of the Award. Each Evidence of Award shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan, except as may otherwise be determined by the Administrator.
B.Base Price. The Base Price of an Appreciation Right, as specified in the Evidence of Award, shall be equal to or greater than the Market Value per Share of the Shares underlying the Appreciation Right on the Date of Grant.
C.Appreciation Right Period. An Appreciation Right shall be exercisable only during the applicable Appreciation Right Period, and during such Appreciation Right Period the exercisability of the Appreciation Right shall be subject to the vesting provisions of Section V. D as modified by the rules set forth in Sections III, V. D, VII, VIII and IX. No Appreciation Right granted under this Plan may be exercised more than ten years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
D.Vesting of Right to Exercise Appreciation Rights.
1.Except as provided in Sections VII, VIII and IX, Appreciation Rights shall be exercisable during the Appreciation Right Period in accordance with the following vesting schedule: (i) 25% of the Shares subject to the Appreciation Right shall vest on the first anniversary of the Date of Grant; (ii) an additional 25% of the Shares shall vest on the second anniversary of the Date of Grant; (iii) an additional 25% of the Shares shall vest on the third anniversary of the Date of Grant; and (iv) the remaining 25% of the Shares subject to the Appreciation Right shall vest on the fourth anniversary of the Date of Grant. Notwithstanding the foregoing, the Administrator may specify a different vesting schedule.

2.Any vested portion of an Appreciation Right not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Sections VII, VIII and IX.
E.Termination of Employment. In addition to the terms set forth in the Plan with respect to termination of employment:
1.Except as provided in the last sentence of this Section IV. E. 1, if, during the Appreciation Right Period, a Participant ceases to be a bona fide employee of the Company or an Affiliate due to his or her Retirement that occurs at least one year following the Date of Grant, or due to his or her Disability or death, then in addition to any Shares vested under the Evidence of Award prior to the date of such Retirement, Disability or death, the Appreciation Rights shall vest in the number of Shares equal to 25% of the number of Shares originally subject to the Appreciation Rights, multiplied by the number of whole months between the most recent anniversary date of the Appreciation Rights grant and the date of such Retirement, Disability or death, and divided by 12. Notwithstanding the foregoing, the Administrator may specify a different provision regarding vesting upon termination of employment due to Retirement, Disability or death, or any other reason, subject to the terms of the Plan.
2.If a Participant who ceases to be a bona fide employee of the Company or an Affiliate is subsequently rehired prior to the expiration of his or her Appreciation Rights, then the Appreciation Rights shall continue to remain outstanding until such time as the Participant subsequently terminates employment or the Appreciation Rights otherwise terminate pursuant to this Statement of Terms and Conditions. Upon the Participant’s subsequent termination of employment, the post-termination exercise period calculated pursuant to the terms and conditions of this Section V. E shall be reduced by the number of days between the date of the Participant’s initial termination of employment and his or her rehire date; provided, however, that if the rehired Participant continues to be employed by the Company or an Affiliate for at least one year from his or her rehire date, then the post-termination exercise period for the Appreciation Rights shall be determined in accordance with the Plan and shall not be adjusted as described above.
3.In the event that a Participant who is an Employee ceases to be employed by the Company or any of its Affiliates for any reason, such Participant shall have the right (subject to the limitation that no Appreciation Right may be exercised after its stated expiration date) to exercise the Appreciation Rights, to the extent that, at the date of termination of employment, the Appreciation Rights had vested pursuant to the terms of the Evidence of Award with respect to which such Appreciation Rights were granted and had not previously been exercised, either: (i) within four months after such termination of employment; or (ii) in the case of Retirement or death within one year after the date thereof; or (iii) in the case of Disability, within one year from the date the Committee or its delegate determines that the Participant is Disabled; or (iv) on such other terms established by the Committee in the Evidence of Award or otherwise prior to termination.

F.Limitations on Transfer. Appreciation Rights shall, during a Participant’s lifetime, be exercisable only by the Participant. No Appreciation Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than as set forth in the Plan. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of Appreciation Rights or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Appreciation Rights by notice to the Participant and the Appreciation Rights shall thereupon become null and void.
G.    No Stockholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a stockholder with respect to the Shares subject to Appreciation Rights except to the extent that such Appreciation Rights have been exercised.
VI.RESTRICTED STOCK, RESTRICTED STOCK UNITS, PERFORMANCE SHARES AND PERFORMANCE UNITS
A.Evidence of Award. A grant of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units granted under the Plan shall be evidenced by an Evidence of Award to be executed by the Participant and the Company setting forth the terms and conditions of the Award. Each Evidence of Award shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan, except as may otherwise be determined by the Administrator.
B.Special Restrictions. Each grant of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units made under the Plan shall contain the following terms, conditions and restrictions, except as may otherwise be determined by the Administrator.
1.Restrictions. Until the restrictions imposed on any grant of Restricted Stock shall lapse, shares of Restricted Stock granted to a Participant: (a) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and (b) shall, if the Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate for any reason (except as otherwise provided in the Plan or in Section VI. B. 2) be returned to the Company forthwith, and all the rights of the Participant to such Shares shall immediately terminate. A Participant shall not be permitted to sell, transfer, pledge, assign or encumber such Restricted Stock Units or Performance Shares. If a Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate (except as otherwise provided in the Plan or in Section VI. B. 2) prior to the lapse of the restrictions imposed on an award of Restricted Stock Units, Performance Shares or Performance Units, the unvested portion of the award of Restricted Stock Units, Performance Shares or Performance Units shall be forfeited to the Company, and all the rights of the Participant to such Award shall immediately terminate. If a Participant is absent from work with the Company or an Affiliate because of his or her short-term disability or because the Participant is on an approved leave of absence, if the period of such leave does not exceed six months (or if longer, so long as the individual retains a right to reemployment with the Company under an applicable statute or by contract), the Participant shall not be deemed during the period of any such absence, by virtue of such absence alone, to have experienced a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate except as the Administrator may otherwise expressly determine. Notwithstanding the foregoing, if the Participant is on a voluntary leave of absence for the purpose of serving the government of the country of which the Participant is a citizen or in which the Participant’s principal place of employment is located, such leave shall be considered an approved leave of absence.
2.Certain Terminations of Employment.
a.Restricted Stock and Restricted Stock Units. Notwithstanding any provision contained in the Plan to the contrary, and except as provided in the last sentence of this Section VI. B. 2. a, if a Participant who has been in the continuous employment of the Company or an Affiliate since the Date of Grant of an award of Restricted Stock or Restricted Stock Units that remains outstanding ceases to be a bona fide employee of the Company or an Affiliate, which cessation constitutes a “separation from service” under Section 409A of the Code and which is a result of Retirement that occurs at least one year following the Date of Grant or a result of Disability or death, then the restrictions shall lapse as to the number of Shares or Share Equivalents equal to: (i) the number of Shares or Share Equivalents originally subject to the Award, multiplied by (ii) a fraction (x) the number of whole months between the Date of Grant and the date of such separation from service, divided by (y) the number of whole months between the Date of Grant and the final vesting date contemplated in the Award, less (iii) the number of Shares or Share Equivalents originally subject to the Award that have already become vested. Notwithstanding the foregoing, the Administrator may specify a different provision regarding vesting upon termination of employment due to Retirement, Disability or death, or any other reason, subject to the terms of the Plan and Code Section 409A.
b.Performance Shares and Performance Units. Notwithstanding any provision contained in the Plan to the contrary, and except as provided in the last sentence of this Section VI. B. 2. b, if a Participant who has been in the continuous employment of the Company or an Affiliate since the Date of Grant of a grant of Performance Shares or Performance Units that remains outstanding ceases to be a bona fide employee of the Company or an Affiliate as a result of Retirement that occurs at least one year following the Date of Grant, or as a result of Disability or death, or whose employment is terminated by the Company or an Affiliate without Cause at least one year following the Date of Grant, then at the end of the performance period the restrictions shall lapse as to the number of Share Equivalents equal to: (i) the number of Performance Shares or Performance Units vested in accordance with the performance objectives established by the Administrator for the Award, multiplied by a fraction (x) the number of whole months between the Date of Grant and the date of such Retirement,

Disability, death or termination without Cause, divided by (y) the number of months in the performance period. Notwithstanding the foregoing, (A) the Administrator may specify a different provision regarding vesting upon termination of employment due to Retirement, Disability or death, or any other reason, subject to the terms of the Plan, and (B) in the event of a Participant whose employment is terminated by the Company or an Affiliate without Cause at least one year following the Date of Grant, the foregoing vesting will be subject to the Participant signing (and not revoking) a release in the form specified by the Company not later than the date specified by the Company but in no event later than sixty days following termination of employment that constitutes a “separation from service.”
C.Dividends, Dividend Equivalents, and Business Transactions. Upon cash dividends being paid on outstanding shares of the Company’s Common Stock, dividends shall be paid with respect to Restricted Stock during the Restriction Period and shall be converted to additional shares of Restricted Stock, which shall be subject to the same restrictions as the original Award for the duration of the Restricted Period. Upon cash dividends being paid on outstanding shares of the Company’s Common Stock, dividend equivalents shall be credited in respect of Restricted Stock Units, Performance Shares and Performance Units (if applicable), which shall be converted into additional Restricted Stock Units, Performance Shares or Performance Units (as applicable), which will be subject to all of the terms and conditions of the underlying Restricted Stock Units, Performance Shares or Performance Units including the same vesting restrictions as the underlying Evidence of Award. Upon stock dividends being paid on outstanding shares of the Company’s Common Stock or a Change in Control, the Administrator is authorized to take such actions and make such changes with respect to outstanding Awards, including the performance criteria for the termination of restrictions on Awards, as are consistent with the Plan and this Statement of Terms and Conditions to effect the terms of the Awards.
D.Election to Recognize Gross Income in the Year of Grant. If any Participant validly elects within 14 days of the Date of Grant to include in gross income for income tax purposes an amount equal to the Market Value per Share multiplied by the number of Shares of Restricted Stock granted on the Date of Grant, such Participant shall pay to the Company, or make arrangements satisfactory to the Administrator to pay to the Company in the year of such grant, any federal, state or local taxes and social security (national insurance) contributions required to be withheld with respect to such shares in accordance with Section X. F.
E.No Stockholder Rights for Restricted Stock Units or Performance Shares. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a stockholder with respect to the Share Equivalents subject to an award of Restricted Stock Units, Performance Shares or Performance Units except to the extent that a stock certificate (or other evidence of ownership) has been issued by the Company with respect to such Shares upon the payment of any vested Restricted Stock Units, Performance Shares or Performance Units (if applicable).
F.Time of Payment of Restricted Stock Units, Performance Shares or Performance Units.

1.Subject to Section VI. F. 2 below, upon the lapse of the restriction imposed on Restricted Stock Units, Performance Shares or Performance Units, all Restricted Stock Units, Performance Shares and Performance Units that were not forfeited pursuant to Sections VI. B. 1, VII, VIII or IX shall be paid to the Participant as soon as reasonably practicable after the restrictions lapse but not later than 60 days following the date on which the restrictions lapse. Notwithstanding the foregoing or any other provision of the Statement of Terms and Conditions or the Plan, payment in the case of Performance Shares and Performance Units shall be made within the short-term deferral period specified in Code Section 409A. Payment shall be made in Shares in the form of a stock certificate (or other evidence of ownership as determined by the Company). The foregoing notwithstanding, the Participant may elect to defer payment of the Restricted Stock Units and Performance Units in the manner described in Section VI. G.
2.To the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable pursuant to Section VI. F of this Statement of Terms and Conditions during the six-month period immediately following a Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) or upon the Participant’s death, if earlier.
G.Deferral Election. Each Participant, pursuant to rules established by the Administrator, may be entitled to elect to defer all or a percentage of any payment in respect of a Restricted Stock Units, Performance Shares or Performance Units that he or she may be entitled to receive as determined pursuant to Section VI. F. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she chooses to defer of any payment he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Company shall become irrevocable in accordance with the terms and conditions of the Company’s Deferred Compensation Plan (or any successor plan) and in compliance with Code Section 409A.
VII.SPECIAL FORFEITURE AND REPAYMENT RULES IN THE EVENT OF CONDUCT CONSTITUTING CAUSE
Any other provision of this Statement of Terms and Conditions to the contrary notwithstanding, if the independent members of the Board or the Independent Committee determines that a Participant has engaged in conduct which constitutes Cause, the following provisions shall apply:
A.Any outstanding Option Rights or Appreciation Rights shall immediately and automatically terminate, be forfeited and shall cease to be exercisable, without limitation. In addition, any Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as to which the restrictions have not lapsed shall immediately and automatically be forfeited, all of the rights of the Participant to such Shares, Share Equivalents, cash or other property shall immediately terminate, and any Restricted Stock shall be returned to the Company.
B.The lapse of restrictions on or vesting of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that have vested or upon which the restrictions have lapsed within the 36-month period immediately prior to the date it is determined that the Participant engaged in conduct constituting Cause (the “Determination Date”) shall be rescinded and all outstanding Awards shall be cancelled. The Participant shall deliver to the Company the Shares delivered upon vesting or lapse of restrictions if such vesting or lapse of restrictions has been rescinded and the Shares retained by the Participant.
C.The independent members of the Board or the Independent Committee may, to the extent permitted by applicable law, rescind any awards made to the Participant within the 36-month period immediately prior to the Determination Date.
D.The independent members of the Board or the Independent Committee may, to the extent permitted by applicable law, recover any gains realized from the sale of vested Shares or the sale or other disposition of any Shares issued or issuable upon the exercise of an Option Right, in the case of any such sale or other disposition during the 36-month period immediately prior to the Determination Date.
The independent members of the Board or the Independent Committee shall determine in such body’s sole discretion whether the Participant has engaged in conduct that constitutes Cause.
Any provision of this Section VII which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section VII.
VIII.RECOUPMENT IN THE EVENT OF A RESTATEMENT
Any other provision of this Statement of Terms and Conditions to the contrary notwithstanding, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then the following shall apply:
A.To the extent permitted by governing law, the independent members of the Board or the Independent Committee may, in its discretion, (1) rescind any Excess Equity Award or portion thereof paid to an Executive Officer within the 24-month period immediately prior to the date such material restatement is first publicly disclosed and (2) in the event that an Executive Officer has sold or otherwise disposed of some or all of the Shares subject to the Excess Equity Award, recover any gains made from the sale or other disposition of such Shares that was effected during the 24-month period immediately prior to the date such material restatement is first publicly disclosed. In no event shall the Company be required to award an Executive Officer additional equity incentive compensation should the restated financial statements result in a higher equity incentive payment.
B.In addition to the foregoing, the independent members of the Board or the Independent Committee may, in its discretion, require that an Executive Officer pay the Company, in cash and upon demand, Option Proceeds resulting from the sale or other disposition of Shares issued or issuable upon the exercise of Option Rights if the sale or disposition was effected during the 24-month period immediately prior to the date such material restatement is first publicly disclosed.
Any provision of this Section VIII which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section VIII.
IX.CHANGE IN CONTROL
A.Effect of Change in Control on Option Rights. Subject to the limitations set forth in Section IX. C, in the event of a Change in Control, the surviving, continuing, successor, or purchasing Company or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Option Rights or substitute for outstanding Option Rights substantially equivalent options covering the Acquiror’s stock. All Option Rights assumed or continued by the Acquiror in connection with a Change in Control will become fully vested and exercisable if the Participant’s employment is terminated without Cause at any time during the 12-month period following the Change in Control.
Any Option Rights granted one year or more prior to the Change in Control that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control. Any Option Right granted less than one year prior to the Change in Control that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, to the extent not previously vested and exercisable, immediately prior to the Change in Control become vested and exercisable as to the number of Shares subject to such Option Rights equal to (i) the number of Shares originally subject to such Option Rights, multiplied by a fraction (ii) the number of whole months between the Date of Grant and the Change in Control, divided by (iii) the number of months between the Date of Grant and the date on which all Shares originally subject to such Option Rights would have been fully vested and exercisable; and such Option Rights shall terminate with respect to all remaining Shares subject to such Option Rights.
B.Effect of Change in Control on Awards Other than Option Rights. Subject to the limitations set forth in Section IX. C, in the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Option Rights or substitute for such Awards substantially equivalent awards covering the Acquiror’s stock. All Awards other than Option Rights assumed or continued by the Acquiror in connection with a Change in Control will become fully vested (in the case of performance awards, with performance equal to the greater of target performance and projected actual performance as determined by the Administrator) and all restrictions on such Awards will lapse if the Participant’s employment is terminated without Cause at any time during the 12-month period following the Change in Control. Any Award that is neither assumed nor continued by the Acquiror in connection with the Change in Control (or, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, any Award which at the time of the Change in

Control is otherwise considered to be vested for purposes of Code Section 409A) shall, upon the Change in Control, become fully vested (in the case of performance awards, with performance equal to the greater of target performance and projected actual performance as determined by the Administrator) and all restrictions shall be released immediately prior to the Change in Control, and such Award shall become immediately payable. Notwithstanding anything in this Section IX. B to the contrary, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, if the Change in Control does not constitute a “change in control event” of the Company within the meaning of Code Section 409A, such Award will vest as provided for in the preceding sentence, but will be payable to the Participant in accordance with the provisions of Section VI within 60 days of the fixed date or dates pursuant to a fixed schedule determined under Section VI. F. 1 or the earlier of the Participant’s separation from service, subject to Section VI. F. 2, or a Change in Control which constitutes a “change in control event” of the Company within the meaning of Code Section 409A (a “409A Change in Control”).
C.Excess Parachute Payments. To the extent applicable, subject to a Severance Agreement between the Participant and the Company approved by the Board or the Committee, if any amount or benefit to be paid or provided under an Award or any other agreement between a Participant and the Company would be an Excess Parachute Payment but for the application of this sentence, then the payments and benefits to be paid or provided under the Award and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in such payments or benefits to be provided under the Award or any other agreement or otherwise is required pursuant to the preceding sentence will be made at the expense of the Company by independent accountants or the Company’s benefits consultant. The fact that the Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this paragraph will not of itself limit or otherwise affect any other rights of the Participant under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this paragraph, a Participant will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph, provided, however, if any such payments and/or benefits constitute deferred compensation within the meaning of Section 409A, the following rules shall apply: first a pro rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (x) equity-based compensation subject to Section 409A of the Code as deferred compensation and (y) equity-based compensation not subject to Section 409A of the Code. The Company will provide Participant with all information reasonably requested by Participant to permit Participant to make such designation. In the event that the Participant fails to make such designation within 10 business days after receiving notice from the Company of a reduction under this paragraph, the Company may effect such reduction in any manner it deems appropriate.
X. CODE SECTION 409A
A.To the extent applicable, it is intended that all Awards comply with, or be exempt from, Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to any Participants. All Awards are to be interpreted and administered in a manner consistent with this intent.

B.Notwithstanding any provision in this Statement of Terms and Conditions or in any other agreement to the contrary, payment in the case of an Award that constitutes deferred compensation within the meaning of Code Section 409A which specifically contemplates payment in a year after the Participant’s separation from service shall be paid within 60 days of the fixed date or dates pursuant to a fixed schedule determined under Section VI. F or, to the extent the Award is otherwise considered to be vested for purposes of Code Section 409A, the earlier of: (i) a Change in Control which constitutes a 409A Change in Control, (ii) the Participant’s separation from service, subject to Section VI. F. 2, within two years after a Change in Control which constitutes a 409A Change in Control or (iii) the Participant’s death
XI.MISCELLANEOUS
A.No Effect on Terms of Employment. Subject to the terms of any employment contract entered into by the Company and a Participant to the contrary, the Company (or an Affiliate which employs him or her) shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever. If a Participant ceases to be in such employment for any reason, he or she shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.
B.Grants to Participants in Foreign Countries. In making grants to Participants in foreign countries, the Administrator has the full discretion to deviate from this Statement of Terms and Conditions in order to adjust Awards under the Plan to prevailing local conditions, including custom and legal and tax requirements.
C.Information Notification. Any information required to be given under the terms of an Evidence of Award shall be addressed to the Company in writing by mail, overnight delivery service, or by electronic transmission to the Executive Vice President, Chief Human Resources Officer and the Vice President, Total Rewards. Any notice to be given to a Participant shall be given in writing by mail, overnight delivery service, or by electronic transmission.
D.Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under an Evidence of Award, shall be conclusive.
E.No Effect on Other Benefit Plans. Nothing herein contained shall affect a Participant’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance or other employment welfare plan or program offered by the Company.
F.Withholding. Each Participant shall agree to make appropriate arrangements with the Company and his or her employer for satisfaction of any applicable federal, state or local income tax or social security (national insurance contributions) withholding requirements or payroll tax requirements. If approved by the Company at the time of exercise, such arrangements may include an election by a Participant to have the Company retain some portion of the Stock acquired pursuant to exercise of Option Rights to satisfy such withholding requirements. The election must be made prior to the date on which the amount to be withheld is determined. If a qualifying election is made, then upon exercise of an award of Option Rights, in whole or in part, the Company will retain the number of Shares having a value equal to the amount necessary to satisfy any withholding requirements. Calculation of the number of Shares to be withheld shall be made based on the Market Value per Share of Common Stock. In no event, however, shall the Company be required to issue fractional shares of Stock. The Administrator shall be authorized to establish such rules, forms and procedures as it deems necessary to implement the foregoing.
With respect to the vesting of an Award other than Option Rights, the Company shall retain the number of Shares (that otherwise would have been payable to the Participant) having a value equal to the amount necessary to satisfy any withholding requirements and the Participant will be taken to have foregone the right to be issued the number of Shares of Stock so retained in order to make good the withholding requirements. Calculation of the number of such Shares shall be as described above.
G.Successors. This Statement of Terms and Conditions and the Evidence of Award shall be binding upon and inure to the benefit of any successor or successors of the Company. “Participant” as used herein shall include the Participant’s Beneficiary.
H.Governing Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and each Evidence of Award shall be governed by the laws of the State of Delaware.
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